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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in Amendment No. 2 to Form S-4 Registration Statement (Registration No. 333-38283) of our report included in Signature Resorts, Inc.'s Form 8-K/A filed on July 29, 1997 and our report included in Signature Resorts, Inc.'s Form 8-K filed on September 9, 1997, as amended by Signature Resorts, Inc.'s Form 8-K/A filed on October 10, 1997, and as amended by Signature Resorts, Inc.'s Form 8-K/A filed on October 22, 1997, and our report included in Signature Resorts, Inc.'s Form 8-K filed on or around December 23, 1997, (which supersedes all previously filed reports due to subsequent business combinations accounted for by the pooling of interests method), and to all references to our Firm included in this Registration Statement.

                                                             Arthur Andersen LLP

December 23, 1997,
    Orlando, Florida